EXHIBIT 99.3
                  CERTIFICATION PURSUANT TO
                   18 U.S.C. SECTION 1350

     The undersigned hereby certify that to their knowledge the quarterly report of TMS, Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 of The Sarbanes-Oxley Act of 2002 has been provided to TMS, Inc. and will be retained by TMS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
Date: July 10, 2003

                     /s/ Deborah L. Klarfeld
                     -----------------------
                     Deborah L. Klarfeld
                     President, Principal Executive Officer


                     /s/ Deborah D. Mosier
                     -----------------------
                     Deborah D. Mosier
                     Chief Financial Officer, Principal
                     Financial Officer